Exhibit 5.1

Barristers & Solicitors

March 4, 2025

Psyence Biomedical Ltd.

121 Richmond Street West

Penthouse Suite 1300

Toronto, Ontario, M5H 2K1

Dear Mesdames/Messrs:

Re:	Registration Statement on Form F-3

We have acted as Canadian corporate counsel to Psyence Biomedical Ltd. (the “Corporation”), a corporation incorporated under the laws of Ontario, Canada, in connection with the registration by the Corporation for resale by certain selling shareholders, as detailed in the prospectus constituting part of the Corporation’s registration statement (the “Registration Statement”) on a Form F-3 filed today by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of common shares of the Corporation (the “Common Shares”) consisting of:

(i)	311,374 Common Shares issued in connection with the performance by the Corporation of its obligations pursuant to certain agreements between the Corporation, Newcourt SPAC Sponsor LLC (the “Sponsor”) and Newcourt Acquisition Corp. effective September 30, 2024 (such Common Shares, the “Sponsor Make-Whole Shares”);

(ii)	Up to such aggregate number of Common Shares as may be offered and sold by the Corporation pursuant to an at-the-market offering of Common Shares in the capital of the Corporation (the “ATM Shares”) pursuant to an At The Market Offering Agreement with H.C. Wainwright & Co., LLC (the “ATM Agreement”), provided that the number of ATM Shares issued multiplied by the applicable issue price per ATM Share may not exceed $2,591,260 in the aggregate.

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(iii)	Certain Common Shares previously registered on previous Form F-1 registrations statements for which the Registration Statement is acting as a post-effective amendment, namely:

(A)	2,210,000 Common Shares comprised of:

(1)	1,000,000 Common Shares (the “Series A Warrant Shares”) issuable upon exercise of Series A common warrants of the Corporation,

(2)	1,000,000 Common Shares issuable upon exercise of Series B common warrants (the “Series B Warrant Shares”),

(3)	75,000 Common Shares (the “Placement Agent Warrant Shares”) issuable upon the exercise of warrants issued to a placement agent,

(4)	135,000 Common Shares (the “Pre-Funded Warrant Shares”) issuable upon exercise of certain pre-funded warrants

(the “Series A Warrant Shares, the Series B Warrant Shares, the Placement Agent Warrant Shares, and the Pre-Funded Warrant Shares are, collectively, the “Warrant Shares”);

(B)	10,882,355 Common Shares comprised of:

(1)	10,000,000 Common Shares issuable pursuant to a share purchase agreement with White Lion Capital LLC (“White Lion”) dated July 25, 2024 (the “White Lion Purchase Agreement”) (such Common Shares, the “White Lion Shares”);

(2)	182,323 Common Shares issued to Harraden Circle Investors, LP and Harraden Circle Special Opportunities Fund, LP (the “Harraden Funds”) pursuant to the warrants previously issued by the Corporation to the Harraden Funds, which were exercised on December 6, 2024 (such Common Shares, the “Harraden Termination Warrant Shares”);

(3)	337,750 Common Shares issued to Psyence Group Inc (“PGI”) pursuant to the Corporation’s make-whole obligations under a swap agreement between the Corporation and PGI effective September 30, 2024 and a second swap agreement between the Corporation and PGI effective October 25, 2024 (such Common Shares, the “PGI Make-Whole Shares”);

(4)	257,021 Common Shares issued to PGI pursuant to the Corporation’s make-whole obligations under a September 17, 2024 purchase agreement between the Corporation and PGI concerning the purchase of shares of Psyence Labs Ltd. (such Common Shares, the “Psylabs Make-Whole Shares”);

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(5)	43,080 Common Shares issued to the Sponsor pursuant to the Corporation’s debt settlement obligations under a swap agreement between the Corporation and the Sponsor effective September 30, 2024 (such Common Shares, the “Sponsor Swap Shares”);

(6)	62,181 Common Shares issued as directed by the Sponsor pursuant to the Corporation’s make-whole obligations under a swap agreement between the Corporation and Sponsor effective September 30, 2024 (such Common Shares, the “Additional Sponsor Make-Whole Shares”).

(C)	an aggregate of up to 6,666 Common Shares (the “Noteholder Warrant Shares”) issuable pursuant to the exercise of those certain Common Share purchase warrants issued to certain noteholders by the Corporation on August 20, 2024 (“Noteholder Warrants”);

(D)	298,951 Common Shares comprised of:

(1)	an aggregate of up to 233,333 Common Shares (the “Additional White Lion Shares”) issuable pursuant to the White Lion Purchase Agreement;

(2)	65,618 Common Shares issued pursuant to debt settlement agreements effective September 30, 2024 and October 25, 2024 entered into with PGI (the “PGI Swap Shares”);

(3)	40 Common Shares issued to Donohoe (the “Donohoe Shares”) that were issued on May 29, 2024 in payment of accrued service and advisory fees;

(E)	2,627 Common Shares that were issued as payment to Outside The Box Capital Inc. for past services rendered (the “OTBC Shares”);

(F)	5,947 Common Shares comprised of:

(1)	2,000 Common Shares issued to Cantor Fitgerald & Co. as compensation for financing services (the “Cantor Fee Shares”);

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(2)	1,667 Common Shares issued as payment to a legal service provider (“MWE Fee Shares”);

(3)	2,000 Common Shares issued as payment to a legal service provider (“Additional Legal Provider Shares”);

(4)	280 Common Shares issued to a consultant (“Consultant Shares”);

(G)	165,466 Common Shares issuable pursuant to warrants issued to the Sponsor (“de-SPAC Warrants”) pursuant to the de-SPAC transaction (“de-SPAC Warrant Shares”); and

(H)	61,893 Common Shares comprised of:

(1)	2,493 Common Shares issued to Cantor Fitzgerald & CO. as compensation for financing services (“Additional Cantor Shares”;

(2)	27,534 Common Shares issued to members of the Sponsor pursuant to the de-SPAC transaction (“Sponsor Member de-SPAC Shares”);

(3)	31,866 Common Shares issued to Sponsor pursuant to the de-SPAC transaction (“Sponsor de-SPAC Shares”).

Examination of Documents

In giving the opinions expressed below we have examined:

(b)	a Certificate of Status issued under the Business Corporations Act (Ontario) dated March 3, 2025;

(c)	the certificate of incorporation, articles and by-laws of the Corporation (the “Articles”); and

(d)	certain resolutions of the Corporation’s directors.

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Assumptions and Reliances

As to certain matters of fact, we have relied on a certificate of an officer of the Corporation of even date (the “Officer’s Certificate”).

In preparation for the delivery of this opinion, we have examined the above-mentioned documents and we have examined all such other documents and made such other investigations as we consider relevant and necessary in order to give this opinion. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Corporation including, without limitation, the Officer’s Certificate.

For purposes of this opinion letter, we have also assumed:

(e)	the legal capacity of all individuals;

(f)	the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied, photostatic, electronically transmitted copies (including commercial reproductions);

(g)	the identity and capacity of any person acting or purporting to act as a corporate or public official;

(h)	the accuracy and completeness of all information provided to us by public officials or offices of public record;

(i)	the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including the Officer’s Certificate);

(j)	the accuracy and completeness of the minute books and all other corporate records of the Corporation reviewed by us;

(k)	the facts stated in the Certificate of Status continue to be true as of the date hereof;

(l)	all securities referred to herein have been offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Registration Statement; and

(m)	that the facts stated in the Certificate of Status and the Officer’s Certificate shall continue to be true and correct as at the date of completion of the share issuances contemplated hereby.

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We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

When our opinion refers to Common Shares to be issued or having been issued as being “fully paid and non-assessable”, such opinion indicates that the holder of such Common Shares cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such Common Shares, either in order to complete payment for the Common Shares, to satisfy claims of creditors or otherwise. We rely on the Corporation’s confirmation that it has received, or will receive prior to issuance, full consideration for the Common Shares and no opinion is expressed as to the adequacy of any consideration received for such Common Shares.

We are qualified to practice law only in the Province of Ontario. Our opinion below is limited to the existing laws of the Province of Ontario and the federal laws of Canada applicable therein as of the date of this opinion and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction. In particular, we express no opinion as to United States federal or state securities laws or any other laws, rule or regulation, federal or state, applicable to the Corporation. We disclaim any obligation or duty to update this opinion to reflect any changes in such laws or other circumstances after the date hereof.

The opinions given below are given as of the date of this letter and are not prospective.

Opinions

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Sponsor Make-Whole Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

2.	The ATM Shares have been duly authorized for issuance by all necessary corporate action by the Corporation, and upon their issuance pursuant to the terms of the ATM Agreement, the ATM Shares will be validly issued, fully paid and non-assessable common shares in the capital of the Corporation.

3.	The Warrant Shares to be issued upon due exercise of the Warrants will be, upon due exercise of such Warrants, in accordance with the terms and conditions of the certificates representing such Warrants, including payment of the full exercise price by the purchasers thereof in accordance with the provisions thereof, validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

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4.	The White Lion Shares have been duly authorized for issuance by all necessary corporate action by the Corporation, and upon their issuance pursuant to the terms of the White Lion Purchase Agreement, including payment in full of the subscription price therefor, the White Lion Shares will be validly issued, fully paid and non-assessable common shares in the capital of the Corporation.

5.	The Harraden Termination Warrant Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

6.	The PGI Make-Whole Shares have been validly issued as fully-paid and non-assessable common shares in the capital of the Corporation.

7.	The Psylabs Make-Whole Shares have been validly issued as fully-paid and non-assessable common shares in the capital of the Corporation.

8.	The Sponsor Swap Shares have been validly issued as fully-paid and non-assessable common shares in the capital of the Corporation.

9.	The Additional Sponsor Make-Whole Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

10.	The Noteholder Warrant Shares have been duly authorized for issuance by all necessary corporate action by the Corporation, and upon the due exercise of the Noteholder Warrants in accordance with their terms, including payment to the Corporation of the full exercise consideration per applicable Noteholder Warrant Share, such Noteholder Warrant Shares will be validly issued, fully paid and non-assessable common shares in the capital of the Corporation.

11.	The Additional White Lion Shares have been duly authorized for issuance by all necessary corporate action by the Corporation, and upon their issuance pursuant to the terms of the White Lion Purchase Agreement, including payment in full of the subscription price therefor, the Additional White Lion Shares will be validly issued, fully paid and non-assessable common shares in the capital of the Corporation.

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12.	The PGI Swap Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

13.	The Donohoe Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

14.	The OTBC Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

15.	The Cantor Fee Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

16.	The MWE Fee Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

17.	The Additional Legal Provider Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

18.	The Consultant Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

19.	The de-SPAC Warrant Shares have been duly authorized for issuance by all necessary corporate action by the Corporation, and upon the due exercise of the de-SPAC Warrants in accordance with their terms, including payment to the Corporation of the full exercise consideration per applicable de-SPAC Warrant Share, such de-SPAC Warrant Shares will be validly issued, fully paid and non-assessable common shares in the capital of the Corporation.

20.	The Additional Cantor Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

21.	The Sponsor Member de-SPAC Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

22.	The Sponsor de-SPAC Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

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This opinion letter is rendered as of the date hereof, and is opining upon and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, as such laws presently exist as of the date hereof. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should applicable laws be changed after the date hereof by legislative action, judicial decision or otherwise, or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions expressed in this letter are limited to the matters set forth herein and no other opinions should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby imply or admit that we are an “expert” within the meaning of Section 11 of the Securities Act or the rules and regulations promulgated thereunder or that we come within the categories of persons whose consent is required by Section 7 of the Securities Act.

Yours truly,

/s/ WeirFoulds LLP